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                                                                      EXHIBIT 21

                            Trinity Industries, Inc.
                    Listing of Subsidiaries of the Registrant

The Registrant has no parent.

At March 31, 2000, the operating subsidiaries of the Registrant were:

                                                                                                 Percentage of
                                                                                   Organized   voting securities
                                                                                   under the     owned by the
                              Name of subsidiary                                    laws of       Registrant
-------------------------------------------------------------------------------- ------------- -----------------
Excell Materials, Inc.                                                           Delaware           100%
Helmsdale AG                                                                     Switzerland        100%
International Industrial Indemnity Co.                                           Vermont            100%
MCT Holdings, Inc.                                                               Delaware           100%
McConway and Torley Corporation                                                  Pennsylvania       100%
Railcar Services International OY                                                Finland             70%
Reunion General Agency, Inc.                                                     Texas              100%
S.C. Apromat                                                                     Romania             50%
S.C. Astra Vagoane S.A. - Arad                                                   Romania             82%
S.C. ICPV S.A. - Arad                                                            Romania             62%
S.C. MEVA S.A. - Drobeta Turnu Severin                                           Romania             70%
Standard Forged Products, Inc.                                                   Delaware           100%
Syro, Inc                                                                        Ohio               100%
Transit Mix Concrete - Baytown, Inc.                                             Texas              100%
Transit Mix Concrete & Materials Company                                         Delaware           100%
Transit Mix Concrete & Materials Company of Louisiana                            Louisiana          100%
Trinity Argentina S.R.L.                                                         Argentina           90%
Trinity DIFCO, Inc                                                               Delaware           100%
Trinity Casteel, Inc.                                                            Delaware           100%
Trinity E-Ventures, Inc.                                                         Delaware           100%
Trinity Equipment Co., Inc                                                       Delaware           100%
Trinity Equipment Manufacturing Co.                                              Delaware           100%
Trinity Financial Services, Inc.                                                 Delaware           100%
Trinity Fitting & Flange Group, Inc.                                             Delaware           100%
Trinity Industries Buffalo, Inc.                                                 Delaware           100%
Trinity Industries de Mexico SA de CV                                            Mexico             100%
Trinity Industries do Brasil, Ltda.                                              Brazil             100%
Trinity Industries GmbH                                                          Switzerland        100%
Trinity Industries Leasing Company                                               Delaware           100%
Trinity Industries Rail do Brasil, Ltda.                                         Brazil             100%
Trinity Industries Real Properties, Inc.                                         Delaware           100%
Trinity Industries Transportation, Inc.                                          Texas              100%
Trinity Marine Products, Inc.                                                    Delaware           100%
Trinity Materials, Inc.                                                          Delaware           100%
Trinity Mobile Railcar Repair, Inc.                                              Delaware           100%
Trinity Rail, Inc.                                                               Delaware           100%
Trinity Rail Management, Inc.                                                    Delaware           100%
Transcisco Trading Company                                                       Delaware           100%
Trinity Rail Services, Inc.                                                      California         100%
Transcisco Trading Company                                                       Delaware           100%
Waldorf Properties, Inc.                                                         Delaware           100%